Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated December 1, 2008 relating to the financial statements of GL Trade SA, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Neuilly-sur-Seine, April 16, 2009

PricewaterhouseCoopers Audit

/S/    JEAN-FRANÇOIS CHÂTEL